EXHIBIT 99.11

Accountant's Consent

                                                                      EXHIBIT 11

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


CONSENT OF INDEPENDENT AUDITORS

Pacific Select Fund:

    We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 33-13954 on Form N-1A of our report dated February 6, 1997 related to the financial statements of Pacific Select Fund as of and for the period ended December 31, 1997 appearing in such Registration Statement.

    We also consent to the references to us under the heading "Condensed Financial Information" appearing in the Prospectus of Pacific Select Fund and under the headings, "Financial Statements" and "Independent Auditors" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
------------------------------------------

February 27, 1998